Exhibit 14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Pre-Effective Amendment No. 3 to the registration statement on Form N-14 (the "Registration Statement") of our reports dated June 20, 1995, relating to the financial statements and financial highlights appearing in the April 30, 1995 Annual Report to Shareholders of the Blanchard Short-Term Global Income Fund and Blanchard Short-Term Flexible Income Fund (formerly the Blanchard Short-Term Bond Fund). We also consent to the use in the Statements of Additional Information dated August 7, 1995 of the Blanchard Short-Term Global Income Fund and Blanchard Short-Term Flexible Income Fund (formerly the Blanchard Short-Term Bond Fund ) of our reports dated June 20, 1995, relating to the financial statements and financial highlights of the Blanchard Short-Term Global Income Fund and Blanchard Short-Term Flexible Income Fund, which appear in such Statements of Additional Information dated August 7, 1995, which are incorporated by reference into the Prospectus/Proxy Statement and Statement of Additional Information which constitute part of this Registration Statement.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York